Exhibit 5.1

May 6, 2010

Media General, Inc.

333 East Franklin Street

Richmond, Virginia 23219

Media General, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel to Media General, Inc., a Virginia corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer to exchange the Company’s 11¾ % Senior Secured Notes due 2017 (the “Exchange Notes”), for the Company’s currently outstanding 11¾ % Senior Secured Notes due 2017 issued February 12, 2010 (the “Original Notes”). The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of February 12, 2010 (the “Indenture”), between the Company, the guarantors party thereto, and The Bank of New York Mellon, as trustee. The exchange will be made pursuant to an exchange offer (the “Exchange Offer”) contemplated by the Registration Statement.

We have examined original or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Indenture; and (iii) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, with respect to the parties thereto, other than the Company, we have assumed (i) that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and (iii) the validity and binding effect on such parties.

As to any facts material to the opinions expressed herein which we have not independently established or verified, and as to the content and form of the organizational documents, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon certificates, statements and representations of officers and other representatives of the Company, without independent verification of their accuracy.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Exchange Notes (in the form referred to in Exhibit 4.1 to the Registration Statement) will, upon (i) due execution and authentication in accordance with the terms of the Indenture, and (ii) the exchange of the Exchange Notes upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited to the laws of the Commonwealth of Virginia, the State of New York and the federal laws of the United States, which in our experience, are of the type typically applicable to transactions contemplated by the Exchange Offer, the Indenture and the Exchange Notes and we do not express any opinion with respect to the laws of any other jurisdiction.

This opinion letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this opinion letter after the date hereof.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement or any amendment thereto. We also consent to the reference to our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consents, we do not admit that we are in the category of persons whose consent it required under Section 7 of the Act, or the rules and regulations of the Commission.

Very truly yours,

Very truly yours,

/s/ McGUIREWOODS LLP McGUIREWOODS LLP

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